News Release

CURRENT TECHNOLOGY’S CELEVOKE INTRODUCES NEXTGEN TRACKING SYSTEM and REVEALS FEATURES AND BENEFITS

VANCOUVER, BC –June 15, 2009 Current Technology Corporation (OTCBB:CRTCF) reports its 62% owned Texas-based subsidiary Celevoke, Inc. (“Celevoke”) is formally introducing its proprietary NextGen Tracking System to prospective users and interested parties, including insurance companies and industry associations, initially in North America. “This is cutting edge technology,” stated Celevoke CEO Chuck Allen. “We are the first developer to use newly designed components produced by Wavecom and Trimble. We are both proud of and excited by this proprietary and feature rich tracking system, and believe it will be well received by all who see and use it.”

The NextGen Tracking System combines a patented power management system with very low energy consuming components, to deliver an elegant tracking solution for the power sports industry. “We have designed this product to the highest standard,” continued Mr. Allen. “Importantly, it meets Harley Davidson Motorcycle Specifications and Direct Connects to Harley’s (and other motorcycle manufacturers’) alarm systems. We believe it is the first such device to use all automotive grade components capable of operating in -40 to +85C conditions.”

The features and benefits of Celevoke’s NextGen Tracking System include the following:

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“Rider Down 911” proprietary algorithm measures change in velocity and angles, and instantly calls 911 (or designated call recipient) in the event of an accident

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“Bike Down” report when parked (instant alert motorcycle has fallen down when parked)

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“Bike Upright But No Ignition” report when parked (provides an instant advanced theft alert)

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User selected time interval, geo-fencing,  destination, boundary, and unauthorized movement when parked reporting

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Advanced Feature Rich Automotive Reporting Format (ARF-ARF)

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Very small size-same width and slightly longer than a credit card

About Celevoke

Celevoke is poised to become a market leader in the projected $38.3 billion (by 2011) global market for Machine to Machine technology (M2M) (according to ABI Research), which is the integrated use of telecommunications and informatics. More specifically, it is the science of sending, receiving and storing information wirelessly between machines via telecommunication devices. Celevoke has patented integrated Telematics and Global Positioning Systems (GPS) with sensing technology. This proprietary suite of hardware and software products enables users to remotely monitor, track, control parameters and protect a wide variety of asset classes. Examples include people, meters, automobiles, motorcycles, trucks, shipping containers and covert vehicles used for law enforcement and intelligence gathering in a global marketplace. Celevoke is 62% owned by Current Technology Corporation.

Forward Looking Statement

This news release contains forward-looking statements regarding future events and Current Technology’s future results that are subject to the safe harbors created under the Securities Act of 1933 (the "Securities Act") and the Securities Exchange Act of 1934 (the "Exchange Act"). These statements are based on current expectations, estimates, forecasts, and projections about the industry in which Current Technology operates and the beliefs and assumptions of Current Technology’s management. Words such as "expects," "anticipates," "targets," "goals," "projects," "intends," "plans," "believes," "seeks," "estimates," "continues," "may," variations of such words, and similar expressions, are intended to identify such forward-looking statements. In addition, any statements that refer to projections of Current Technology’s future financial performance, Current Technology’s anticipated growth and potentials in its business and other characterizations of future events or circumstances are forward-looking statements. Readers are cautioned that these forward-looking statements are only predictions and are subject to risks, uncertainties, and assumptions that are difficult to predict, including those identified elsewhere herein and  Current Technology’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008 under "Risk Factors." Therefore, actual results may differ materially and adversely from those expressed in any forward-looking statements. Current Technology undertakes no obligation to revise or update any forward-looking statements for any reason.

Contact:
CORPORATE:
Current Technology Corporation
Robert Kramer, 1-800-661-4247
or
INVESTOR RELATIONS:
Polestar Communications
Richard Hannon, 1-866-858-4100